UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 26, 2007
Date of Report (Date of earliest event reported)

SHEPARD INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52238	Applied For
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 Granville Street, Suite 318 Vancouver, British Columbia, Canada	V6C 1V5
(Address of principal executive offices)	(Zip Code)

(604) 719-8129
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

Item 8.01          Other Events.

On January 26, 2007, Shepard Inc. (the "Company") entered into an agreement in principle (the "Agreement in Principle") with CellCyte Genetics, Inc. ("CellCyte") and a shareholder of CellCyte (together with the other shareholders of CellCyte that are to be parties to a formal agreement to replace the Agreement in Principle, the "Vendors") in connection with the proposed acquisition by the Company from the Vendors of all of the issued and outstanding shares of CellCyte (the "Purchased Shares"). The following summary of the Agreement in Principle does not purport to be complete and is qualified in its entirety by reference to the Agreement in Principle; a copy of which is filed as an exhibit hereto.

The total purchase price for the Purchased Shares consists of 16,000,000 restricted common shares in the capital of the Company at a deemed issuance price of $1.00 per common share. In addition, and under the terms of the Agreement in Principle, Robert Harris, the current President, Chief Executive Officer and a director of the Company, is required to transfer at closing of any formal agreement an aggregate of 18,750,000 restricted common shares in the capital of the Company held by him to the order and direction of the Vendors at a transfer price of $0.001 per common share.

Under the terms of the Agreement in Principle the Company, on its behalf and on behalf of certain investors (each a "Lender"), has agreed to use its commercially reasonable efforts to advance, by way of a loan or loans to CellCyte (the "Loan"), an aggregate principal sum of up to $1,000,000 upon the earlier of January 26, 2007 and five business days of the closing of the proposed private placement financing described below. Interest on any such Loan will accrue at a rate of 5% per annum, compounded semi-annually and not in advance, and the Loan matures 120 calendar days from the date of the advancement of the principal sum. The principal sum and interest on the Loan will be secured by way of a senior, subordinated (subordinated only to CellCyte's existing bank indebtedness), fixed and floating charge on all of the assets of CellCyte. Under the terms of the Agreement in Principle and any formal agreement, each of the Lenders will have the right and option, exercisable until the close of business on the date of maturity of the Loan, to convert any principal sum, interest or any other sum owing under the Loan to such Lender into units of the Company at a deemed price of $1.50 per unit, with each unit being comprised of one common share and one non-transferable share purchase warrant of the Company exercisable for a period ending on the earlier of 18 months from the date of issuance of the units and 12 months from the effective date of a registration statement to be filed to register the common shares underlying the warrants, if any. The Lenders will have the right to convert after the date of maturity at the discretion of the Company.

Under the terms of the Agreement in Principle, and at the closing of the proposed purchase and sale of the Purchased Shares, an aggregate of $1,017,088 in principal and interest currently owing by CellCyte to certain of its creditors is expected to be settled through the issuance of units of the Company at a price of $1.50 per unit, with the terms and conditions of these units being the same as the units to be issued in respect of the Loan.

At the closing of the proposed purchase and sale it will be required that all outstanding options to acquire shares in the capital of CellCyte be exchanged for options to acquire an equivalent number of shares in the capital of the Company at an exercise price of $1.00 per share, and such options to acquire shares in the capital of CellCyte will be cancelled. All outstanding warrants to acquire shares in the capital of CellCyte will also be exchanged for warrants to acquire shares in the capital of the Company at a cashless exercise price of $1.50 per share, and the warrants to acquire shares in the capital of CellCyte will be cancelled.

In accordance with the terms of the Agreement in Principle the Company has agreed to raise, by way of a private placement of common shares or units of the Company (the "Private Placement"), a minimum of $5,000,000 and a maximum of $6,500,000 at a subscription price of not less than $1.50 per common share or unit, with each unit being comprised of not greater than one common share and one non-transferable share purchase warrant of the Company, with each warrant being exercisable for not greater than one additional common share of the Company for a period ending at the earlier of 18 months from the date of issuance of the units and 12 months from the effective date of a proposed registration statement to register the common shares underlying the warrants, if any, at an exercise price of $3.00 per share. Not less than $4,000,000 from the Private Placement is to be advanced by the Company to CellCyte at the closing of the proposed purchase and sale of the Purchased Shares. The parties also agreed that up to $1,000,000 from the Private Placement may take the form of the Loan described above.

Each of the parties has agreed that they will not, until the earlier of the closing of the proposed purchase and sale of the Purchased Shares or the termination of the Agreement in Principle, approach or consider any other potential purchasers, or entertain or accept any offer or proposal for the proposed sale of any interest in the Purchased Shares or the assets or the respective business interests of the Company or CellCyte, as the case may be, without the prior written consent of the other party.

The Agreement in Principle contains customary representations and warranties, closing and termination provisions. The closing of the proposed purchase and sale of the Purchased Shares is subject to the satisfaction of a number of conditions customary for transactions of this type, including the delivery of all required documentation, the completion of due diligence by each of the parties, the execution of a formal agreement in respect of the purchase and sale of the Purchased Shares or the delivery of a take-over bid circular by the Company to the Vendors on or before February 15, 2007, the receipt of all applicable consents and approvals on or before February 28, 2007 and the completion of the Private Placement.

In the event that a party is in default under any of the provisions of the Agreement in Principle, the non-defaulting party may give notice to the defaulting party in respect of such default and within 14 calendar days of such notice, the defaulting party is required to either (i) cure the default or commence proceedings to cure the default or (ii) give the non-defaulting party notice that it denies that such default has occurred and that it is submitting the question to arbitration in accordance with the terms of the Agreement in Principle.

The Company is informed that CellCyte, a Washington State company, is an emerging biotechnology company which is in the principle business of the discovery and development of breakthrough stem cell enabling therapeutics products.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Submitted herewith:
Exhibit	Description
10.1	Agreement in Principle between Shepard Inc. and CellCyte Genetics, Inc. and the principal Vendor of CellCyte Genetics, Inc. dated January 26, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SHEPARD INC. /s/ "Robert Harris"
DATE: February 1, 2007.	_________________________________ Robert Harris A director

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